SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006
CAPSTEAD MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-08896 (Commission File Number)	75-2027937 (I.R.S. Employer Identification No.)

8401 North Central Expressway Suite 800 (Address of Principal Executive Offices)	75225 (Zip code)
(214) 874-2323
Registrant’s Telephone Number, Including Area Code
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Issuance of Stock Option Grants to New Officer
The 1997 Flexible Long Term Incentive Plan (the “1997 Plan”) and the 2004 Flexible Long-Term Incentive Plan (the “2004 Plan,” collectively the “Stock Incentive Plans”) of Capstead Mortgage Corporation (the “Company”) provide the Company with the flexibility to offer key officers, employees and directors performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and promote the Company’s long-term growth and success. On July 24, 2006, the Board of Directors of the Company approved the granting on July 24, 2006 of stock options for 50,000 shares under the 2004 Plan to Anthony R. Page, Senior Vice President, Director of Commercial Mortgage Investments, a “named executive officer” (pursuant to Item 402(a)(3) of the Securities and Exchange Commission Regulation S-K).
The Board of Directors also approved the granting of 15,000 shares of unvested stock and 5,000 shares of vested stock under the 2004 Plan.
The option grant has an exercise price of $6.82 per share, is subject to vesting in four equal installments commencing on July 24, 2007, and expires on July 24, 2017. The unvested stock is subject to vesting in three equal installments commencing July 24, 2007.
With these stock option grants, the status of the Company’s Stock Incentive Plans is as follows:

	1997 Plan	2004 Plan
Number of securities to be issued upon exercise of outstanding options	142,088	512,500
Number of securities remaining available for future issuance	177,102	330,207
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 16, 2006

CAPSTEAD MORTGAGE CORPORATION
By:	/s/ PHILLIP A. REINSCH
Phillip A. Reinsch
Executive Vice President and Chief Financial Officer